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                                                                    Exhibit 99.1


                             Joint Filing Agreement


         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of Common Stock of NorthEast Optic Network, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this agreement expressly authorizes each other party hereto to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date:    February 16, 1999

                                               CMP GROUP, INC.

                                               By: /s/ Anne M. Pare
                                               Name: Anne M. Pare
                                               Title: Corporate Counsel,
                                                      Secretary and Treasurer

                                               MAINECOM SERVICES

                                               By:  /s/  Gerald C.  Poulin
                                               Name:  Gerald C.  Poulin
                                               Title:  President